Exhibit 10.3

Arena Pharmaceuticals, Inc. 2012 Long-Term Incentive Plan

Incentive Stock Option Grant Agreement for Employees

THIS GRANT AGREEMENT (this “Agreement”), effective as of                          (the “Grant Date”), is entered into by and between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                          (the “Participant”).

1. Grant of Options. The Company hereby grants to the Participant a stock option (the “Option”) to purchase              shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at the exercise price of $             per Share (the “Exercise Price”). The Option is intended to qualify as an incentive stock option under Section 422 of the Code.

2. Subject to the Plan. This Agreement is subject to the provisions of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3. Term of Options. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire on the tenth anniversary of the Grant Date; provided, however, if the Participant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate at the time of this grant, the Option shall expire on the fifth anniversary of the Grant Date.

4. Vesting. Except as otherwise provided in Sections 6(b), (c) or (d) of this Agreement, provided the Participant is then an Employee, a Consultant or a Director, the Option shall become vested and exercisable on the following dates:

Vest Date	Vested Options

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to the Company in accordance with paragraph (f) of Section 8 in such form as the Company may require from time to time, or through such other means as permitted by the Company. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no partial Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Participant the applicable number of Shares in the form of fully paid and nonassessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the exercise price per Share shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

(d) Notice of Disposition. Participant agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Participant.

(e) Withholding. No Shares will be issued on exercise of the Option unless and until the Participant pays to the Company, or makes satisfactory arrangement with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Participant on exercise of the Option, up to the Participant’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

6. Termination of Option.

(a) Termination of Employment or Service Other Than Due to Retirement, Death, Disability or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Participant ceases to be in the Company’s continuous service as any of an Employee, a Consultant or a Director for any reason other than the Participant’s Retirement, death, Disability or termination by the Company for Cause. Except as provided below in Section 6(b), (c) or (d), any portion of the Option that is not vested at the time the Participant ceases to be in the Company’s continuous service as any of an Employee, a Consultant or a Director shall immediately terminate.

(b) Retirement. Upon the Retirement of the Participant, unless the Option has earlier terminated, the Option shall continue in effect (and for purposes of vesting pursuant to Section 4 the Participant shall be deemed to continue to be an Employee) until the earlier of (i) two (2) years after the Participant’s Retirement (or, if later, the fifth anniversary of the Grant Date) or (ii) the expiration of the Option’s term pursuant to Section 3. For purposes of this Agreement, “Retirement” shall mean termination of the Participant’s employment with the Company and its Affiliates other than for Cause if (i) the Participant is then at least age 60 and (ii) the Participant has provided at least ten (10) years of continuous service as an Employee to the Company and its Affiliates.

(c) Death. Upon the Participant’s death, unless the Option has earlier terminated, to the extent the Option is not fully vested the installment of the Option that would vest on the next anniversary of the Grant Date following the Participant’s death shall become vested and exercisable based on a fraction, the numerator of which is the number of whole months elapsed since the prior anniversary of the Grant Date (or, if applicable, the Grant Date) and the denominator of which is 12. Notwithstanding the foregoing, if on the date of the Participant’s death the Participant was eligible for Retirement, the installments of the Option that would vest in the next two (2) years following the date of the Participant’s death shall become vested and exercisable. The Participant’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months (twenty-four (24) months if the Participant was eligible for Retirement) after the date of the Participant’s death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d) Disability. In the event that the Participant ceases to be in the Company’s continuous service as any of an Employee, a Consultant or a Director by reason of Disability, unless the Option has earlier terminated, (i) to the extent the Option is not fully vested, the installment of the Option that would vest on the next anniversary of the Grant Date following the Participant’s Disability shall become vested and exercisable based on a fraction, the numerator of which is the number of whole months elapsed since the prior anniversary of the Grant Date (or, if applicable, the Grant Date) and the denominator of which is 12 and (ii) the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. Notwithstanding the foregoing, if on the date of the Participant’s Disability the Participant was eligible for Retirement (x) the installments of the Option that would vest in the next two (2) years following the date of the Participant’s Disability shall become vested and exercisable and (y) the Option may be exercised within twenty-four (24) months after the date of the Participant’s Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier.

For purposes of this Agreement, “Disability” shall mean the Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Participant has incurred a Disability shall be final and binding on all parties concerned.

(e) Termination for Cause. Upon the termination of the Participant’s employment or service by the Company or an Affiliate for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Participant and the Company (or an Affiliate) or a severance plan of the Company (or an Affiliate) covering the Participant (including a change in control severance agreement or plan), “Cause” shall mean: a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company (or an Affiliate) or has engaged in such other behavior detrimental to the interests of the Company (or an Affiliate) as the Committee determines in its sole discretion. Any determination of “cause” for purposes of this Agreement shall have no effect upon any determination of the rights or obligations of the Company (or an Affiliate) or the Participant for any other purpose.

(f) Extension of Exercise Period. Notwithstanding any provisions of paragraphs (a), (b), (c) or (d) of this Section to the contrary, in the sole determination of the Committee, if exercise of the Option following termination of employment or service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate (i) the registration requirements under the Securities Act, (ii) any of the provisions of the federal securities laws (or any Company policy related thereto), or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the time period to exercise the Option shall be extended until the later of the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Option or sale of the Shares acquired on exercise would not be in violation of any of such registration requirement, the federal securities laws (or a related Company policy), or lock-up agreement, and (y) the end of the time period set forth in the applicable paragraph, but in either case, not beyond the term of the Option pursuant to Section 3.

7. Change in Control; Corporate Transaction.

(a) Effect of Change in Control on Option. In the event of a Change in Control, the Surviving Corporation or the Parent Corporation, if applicable, may assume, continue or substitute for the Option on substantially the same terms and conditions (which may include the right to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control). In the event of a Change in Control, to the extent the Surviving Corporation or the Parent Corporation, if applicable, does not assume, continue or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the Surviving Corporation or the Parent Corporation), the Option shall (i) become fully vested and exercisable immediately prior to the Change in Control if the Participant is then an Employee, a Consultant or a Director, and (ii) terminate on the date of the Change in Control. In the event of a Change in Control, to the extent the Surviving Corporation or the Parent Corporation, if applicable, assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the Surviving Corporation or the Parent Corporation), if within 24 months following the date of the Change in Control the Participant ceases to be in the Company’s continuous service as either of an Employee or a Consultant by reason of (i) an involuntary termination without Cause, or (ii) a voluntary termination in connection with a Relocation Requirement, the Option shall become fully vested and exercisable, and may be exercised by the Participant at any time until the first anniversary of the date the Participant ceases to be in the Company’s continuous service as either of an Employee or a Consultant or the end of the term of the Option pursuant to Section 3, whichever is earlier.

For purposes of this Agreement (i) if the Company is the Surviving Corporation or the Parent Corporation, if applicable, it shall be deemed to have assumed the Option unless it takes explicit action to the contrary and (ii) “Relocation Requirement” shall mean a requirement by the Company, the Surviving Corporation or an affiliate thereof that the Participant be based anywhere more than fifty (50) miles from both the Participant’s primary office location at the time of the Change in Control and the Participant’s principal residence at the time of the Change in Control.

Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value of one Share is less than the Exercise Price, then the Option shall terminate as of the date of the Change in Control, except as otherwise determined by the Committee.

(b) Effect of Corporate Transaction on Option. In the event of a Corporate Transaction that is not a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume, continue or substitute for the Option on substantially the same terms and conditions (which may include the right to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction). In the event of a Corporate Transaction that is not a Change in Control, then notwithstanding Section 11 of the Plan and paragraph (a) of this Section, to the extent that the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute for the Option on substantially the same terms and conditions (which may include the right to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), then the Option shall (i) become fully vested and exercisable immediately prior to the Corporate Transaction if the Participant is then an Employee, a Consultant or a Director, and (ii) terminate on the date of the Corporate Transaction.

For purposes of this Agreement, “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.

(c) Other Agreement or Plan. The provisions of this Section (including the definition of Cause) shall be superseded by the specific provisions, if any, of a written employment or severance agreement between the Participant and the Company or a severance plan of the Company covering the Participant, including a change in control severance agreement or plan, to the extent such a provision in such other agreement or plan provides a greater benefit to the Participant.

8. Miscellaneous.

(a) No Rights of Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant, the Option may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Option.

(c) Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable (or, if applicable, to the extent necessary to comply with the change in the law or regulation), and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(d) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

(e) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f) Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, California 92121

Attention: Chief Financial Officer

With a copy to: General Counsel

Notices to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records. The Company or the Participant may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

(g) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue as an Employee, a Consultant or a Director, or of the Company or an Affiliate to continue Participant’s service as an Employee, a Consultant or a Director.

(h) Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

ARENA PHARMACEUTICALS, INC.

By:

Participant